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                                                                      EXHIBIT 16

                                 [LETTERHEAD]



May 28, 1998



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) of Form 8-K of Stevens International, Inc. dated May 21, 1998.

Yours truly,



DELOITTE & TOUCHE LLP